Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Operating Revenues:
Electric	$1,120	$1,182
Natural gas	320	374
Total operating revenues	1,440	1,556
Operating Expenses:
Fuel	140	160
Purchased power	134	156
Natural gas purchased for resale	107	161
Other operations and maintenance	438	417
Depreciation and amortization	255	248
Taxes other than income taxes	125	126
Total operating expenses	1,199	1,268
Operating Income	241	288
Other Income, Net	21	29
Interest Charges	93	97
Income Before Income Taxes	169	220
Income Taxes	21	27
Net Income	148	193
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$146	$191

Earnings per Common Share – Basic and Diluted	$0.59	$0.78

Weighted-average Common Shares Outstanding – Basic	246.4	244.9
Weighted-average Common Shares Outstanding – Diluted	248.1	246.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$42	$16
Accounts receivable - trade (less allowance for doubtful accounts)	456	393
Unbilled revenue	212	278
Miscellaneous accounts receivable	65	63
Inventories	471	494
Current regulatory assets	91	69
Other current assets	127	118
Total current assets	1,464	1,431
Property, Plant, and Equipment, Net	24,678	24,376
Investments and Other Assets:
Nuclear decommissioning trust fund	742	847
Goodwill	411	411
Regulatory assets	1,092	992
Other assets	885	876
Total investments and other assets	3,130	3,126
TOTAL ASSETS	$29,272	$28,933
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$357	$442
Short-term debt	615	440
Accounts and wages payable	544	874
Current regulatory liabilities	189	164
Other current liabilities	662	585
Total current liabilities	2,367	2,505
Long-term Debt, Net	9,378	8,915
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,948	2,919
Regulatory liabilities	4,842	4,887
Asset retirement obligations	631	638
Pension and other postretirement benefits	397	401
Other deferred credits and liabilities	482	467
Total deferred credits and other liabilities	9,300	9,312
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,695	5,694
Retained earnings	2,404	2,380
Accumulated other comprehensive loss	(16)	(17)
Total Ameren Corporation shareholders’ equity	8,085	8,059
Noncontrolling Interests	142	142
Total equity	8,227	8,201
TOTAL LIABILITIES AND EQUITY	$29,272	$28,933

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2020	2019
Cash Flows From Operating Activities:
Net income	$148	$193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	245
Amortization of nuclear fuel	23	23
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	23	32
Allowance for equity funds used during construction	(4)	(6)
Stock-based compensation costs	6	6
Other	17	(8)
Changes in assets and liabilities	(191)	(103)
Net cash provided by operating activities	290	387
Cash Flows From Investing Activities:
Capital expenditures	(636)	(544)
Nuclear fuel expenditures	(35)	(21)
Purchases of securities – nuclear decommissioning trust fund	(96)	(39)
Sales and maturities of securities – nuclear decommissioning trust fund	81	36
Other	2	1
Net cash used in investing activities	(684)	(567)
Cash Flows From Financing Activities:
Dividends on common stock	(122)	(116)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	175	202
Maturities of long-term debt	(85)	(329)
Issuances of long-term debt	465	450
Issuances of common stock	13	19
Employee payroll taxes related to stock-based compensation	(20)	(29)
Debt issuance costs	(3)	(4)
Net cash provided by financing activities	421	191
Net change in cash, cash equivalents, and restricted cash	27	11
Cash, cash equivalents, and restricted cash at beginning of year	176	107
Cash, cash equivalents, and restricted cash at end of period	$203	$118